UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2011

BERKELEY COFFEE & TEAC, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-168911	80-0385523
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Building B, #439, Jinyuan Ba Lu

Jiangpiao Town, Jiading District

Shanghai, 201812, China
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  011-86-15021337898

_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 20, 2012, the Board of Directors of Berkeley Coffee & Tea, Inc. have appoint Ms. Yu Yi Zhao and Mr. Alexander Liang as directors of Berkeley Coffee & Tea, Inc.   There are no agreements between Ms. Yu Yi Zhao and Mr. Alexander Liang and any other person pursuant to which either was selected as a director.  There are no family relationships between Ms Yu Yi Zhao and Mr. Alexander Liang and any officer or director of the Berkeley Coffee & Tea, Inc. There are no direct or indirect transactions between Ms. Yu Yi Zhao, Mr. Alexander Liang and the Company since the beginning of the last fiscal year, or any currently proposed transaction, which would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Pursuant to a Registration Statement under S-1 declared effective January 28, 2011, Ms. Yu Yi Zhao purchased 30,000 shares of the Company’s common stock at the offering price of $0.20 each.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ “Sean Tan”

Sean Tan, President